Exhibit 99.1
Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS SECOND QUARTER 2023 RESULTS;
INCREASES FULL-YEAR 2023 OUTLOOK FOR REVENUE AND EARNINGS

•Reported revenue increased 1.5%, and comparable adjusted revenue increased 2.6%
•Second quarter GAAP diluted EPS was $0.37 and adjusted diluted EPS was $0.93
•Net income was $16.4 million, down from $22.1 million in the prior year
•Adjusted EBITDA increased 6.6%, and comparable adjusted EBITDA increased 7.2%
•Increases full-year 2023 guidance for revenue and earnings

Minneapolis – August 3, 2023 – Deluxe (NYSE: DLX), a Trusted Payments and Data company, today reported operating results for its second quarter ended June 30, 2023.

“Our momentum continues, as comparable adjusted revenue increases in all four segments put us on a solid trajectory for our third consecutive year of comparable adjusted revenue growth,” said Barry McCarthy, President and CEO of Deluxe. “In addition, for the second consecutive quarter we demonstrated our improved operating leverage by growing Adjusted EBITDA faster than revenue.”

“We are pleased with our second quarter results, including as expected, a sequential improvement in free cash flow, and reduced leverage,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “Given our first half results and our outlook for the year, particularly in light of our improved operational efficiencies, we are raising our full-year 2023 guidance for revenue and earnings.”

Second Quarter 2023 Financial and Segment Highlights
(in millions, except per share amounts)

	2nd Quarter 2023	2nd Quarter 2022	% Change
Revenue	$571.7	$563.0	1.5%
Comparable Adjusted Revenue	$571.7	$557.4	2.6%
Net Income	$16.4	$22.1	(25.8%)
Adjusted EBITDA	$108.4	$101.7	6.6%
Comparable Adjusted EBITDA	$108.4	$101.1	7.2%
Diluted EPS	$0.37	$0.50	(26.0%)
Adjusted Diluted EPS	$0.93	$0.99	(6.1%)

•Revenue for the second quarter increased 1.5% from the previous year. Comparable adjusted revenue, reflecting removal of prior-year business divestitures, increased 2.6%.
•Net income of $16.4 million was down from $22.1 million in the second quarter of 2022, primarily due to restructuring activities and higher interest expense.
•Adjusted EBITDA margin was 19.0%, up 90 basis points from the prior year, driven by pricing actions and improved cost structure.
•Adjusted diluted EPS was $0.93 versus $0.99 in the prior year.

Outlook

The Company now expects the following for full-year 2023, inclusive of divestitures, and all figures are approximate:

•Revenue of $2.180 to $2.220 billion, up from $2.145 to $2.210 billion
•Adjusted EBITDA of $400 to $415 million, up from $390 to $405 million
•Adjusted EPS of $3.10 to $3.40, up from $2.90 to $3.25
•Free cash flow of $80 to $100 million, unchanged from our prior guidance

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, labor supply issues, inflation, and the impact of divestitures.

Capital Allocation and Dividend
The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on September 5, 2023 to shareholders of record as of market closing on August 21, 2023.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on August 10, 2023 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2022, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Product revenue	$323.8	$322.2	$634.1	$639.4
Service revenue	247.9	240.8	483.0	479.6
Total revenue	571.7	563.0	1,117.1	1,119.0
Cost of products	(125.5)	(117.6)	(244.0)	(231.9)
Cost of services	(144.5)	(146.6)	(276.7)	(281.4)
Total cost of revenue	(270.0)	(264.2)	(520.7)	(513.3)
Gross profit	301.7	298.8	596.4	605.7
Selling, general and administrative expense	(245.3)	(249.5)	(492.9)	(509.4)
Restructuring and integration expense	(24.2)	(15.2)	(37.1)	(31.4)
Gain on sale of businesses and facility	21.9	17.5	21.9	17.5
Operating income	54.1	51.6	88.3	82.4
Interest expense	(31.9)	(21.4)	(61.9)	(41.7)
Other income	0.8	2.4	3.2	4.5
Income before income taxes	23.0	32.6	29.6	45.2
Income tax provision	(6.6)	(10.5)	(10.4)	(13.4)
Net income	16.4	22.1	19.2	31.8
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	$16.4	$22.1	$19.1	$31.7

Weighted average dilutive shares	43.7	43.3	43.7	43.3
Diluted earnings per share	$0.37	$0.50	$0.44	$0.72
Adjusted diluted earnings per share	0.93	0.99	1.73	2.05
Capital expenditures	30.4	24.4	55.9	45.3
Depreciation and amortization expense	42.6	45.0	86.1	86.6
EBITDA	97.5	99.0	177.5	173.4
Adjusted EBITDA	108.4	101.7	208.8	201.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$39.1	$40.4
Other current assets	509.5	663.6
Property, plant & equipment	127.0	124.9
Operating lease assets	52.5	47.1
Intangibles	430.1	459.0
Goodwill	1,430.6	1,431.4
Other non-current assets	334.2	310.1
Total assets	$2,923.0	$3,076.5

Current portion of long-term debt	$86.1	$71.7
Other current liabilities	485.0	680.6
Long-term debt	1,581.1	1,572.5
Non-current operating lease liabilities	54.5	49.0
Other non-current liabilities	102.7	98.5
Shareholders' equity	613.6	604.2
Total liabilities and shareholders' equity	$2,923.0	$3,076.5

Net debt	$1,628.1	$1,603.8
Shares outstanding	43.6	43.2

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash provided (used) by:
Operating activities:
Net income	$19.2	$31.8
Depreciation and amortization of intangibles	86.1	86.6
Gain on sale of businesses and facility	(21.9)	(17.5)
Prepaid product discount payments	(12.7)	(12.3)
Other	(23.4)	(16.4)
Total operating activities	47.3	72.2
Investing activities:
Proceeds from sale of businesses and facility	27.9	23.9
Purchases of capital assets	(55.9)	(45.3)
Other	(9.9)	0.9
Total investing activities	(37.9)	(20.5)
Financing activities:
Net change in debt	21.1	(9.4)
Dividends	(26.9)	(26.6)
Net change in customer funds obligations	(149.3)	(100.1)
Other	(5.6)	(8.2)
Total financing activities	(160.7)	(144.3)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	3.1	(3.3)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(148.2)	(95.9)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	337.4	285.5
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$189.2	$189.6
Free cash flow	($8.6)	$26.9

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Payments	$174.4	$171.2	$346.4	$337.4
Data Solutions	72.1	68.6	130.7	138.1
Promotional Solutions	138.8	139.3	274.9	272.5
Checks	186.4	183.9	365.1	371.0
Total	$571.7	$563.0	$1,117.1	$1,119.0
Comparable Adjusted Revenue:
Payments	$174.4	$171.2	$346.4	$337.4
Data Solutions	72.1	66.5	130.7	129.9
Promotional Solutions	138.8	135.8	274.9	261.7
Checks	186.4	183.9	365.1	371.0
Total	$571.7	$557.4	$1,117.1	$1,100.0
Adjusted EBITDA:
Payments	$36.3	$35.0	$72.9	$71.4
Data Solutions	17.8	17.5	33.0	34.8
Promotional Solutions	21.2	14.6	40.0	31.5
Checks	83.6	82.5	160.1	165.4
Corporate	(50.5)	(47.9)	(97.2)	(101.8)
Total	$108.4	$101.7	$208.8	$201.3
Comparable Adjusted EBITDA:
Payments	$36.3	$35.0	$72.9	$71.4
Data Solutions	17.8	17.2	33.0	33.4
Promotional Solutions	21.2	14.3	40.0	31.0
Checks	83.6	82.5	160.1	165.4
Corporate	(50.5)	(47.9)	(97.2)	(101.8)
Total	$108.4	$101.1	$208.8	$199.4
Adjusted EBITDA Margin:
Payments	20.8%	20.4%	21.0%	21.2%
Data Solutions	24.7%	25.5%	25.2%	25.2%
Promotional Solutions	15.3%	10.5%	14.6%	11.6%
Checks	44.8%	44.9%	43.9%	44.6%
Total	19.0%	18.1%	18.7%	18.0%
Comparable Adjusted EBITDA Margin:
Payments	20.8%	20.4%	21.0%	21.2%
Data Solutions	24.7%	25.9%	25.2%	25.7%
Promotional Solutions	15.3%	10.5%	14.6%	11.8%
Checks	44.8%	44.9%	43.9%	44.6%
Total	19.0%	18.1%	18.7%	18.1%

The segment revenue and adjusted EBITDA information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2022.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA, adjusted EPS or free cash flow outlook for 2023 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges, restructuring and integration costs, gains and losses on sales of businesses and facilities, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$16.4	$22.1	$19.2	$31.8
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	31.9	21.4	61.9	41.7
Income tax provision	6.6	10.5	10.4	13.4
Depreciation and amortization expense	42.6	45.0	86.1	86.6
EBITDA	97.5	99.0	177.5	173.4
Restructuring and integration costs	27.5	15.2	41.6	31.5
Share-based compensation expense	5.5	4.9	11.4	13.0
Acquisition transaction costs	—	—	—	0.1
Certain legal-related (benefit) expense	(0.2)	0.1	0.2	0.8
Gain on sale of businesses and facility	(21.9)	(17.5)	(21.9)	(17.5)
Adjusted EBITDA	$108.4	$101.7	$208.8	$201.3
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	19.0%	18.1%	18.7%	18.0%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$16.4	$22.1	$19.2	$31.8
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	16.4	22.1	19.1	31.7
Acquisition amortization	21.0	23.0	42.3	47.0
Restructuring and integration costs	27.5	15.2	41.6	31.5
Share-based compensation expense	5.5	4.9	11.4	13.0
Acquisition transaction costs	—	—	—	0.1
Certain legal-related (benefit) expense	(0.2)	0.1	0.2	0.8
Gain on sale of businesses and facility	(21.9)	(17.5)	(21.9)	(17.5)
Adjustments, pre-tax	31.9	25.7	73.6	74.9
Income tax provision impact of pretax adjustments(1)	(7.5)	(4.5)	(17.0)	(17.6)
Adjustments, net of tax	24.4	21.2	56.6	57.3
Adjusted net income attributable to Deluxe	40.8	43.3	75.7	89.0
Income allocated to participating securities	—	—	—	(0.1)
Re-measurement of share-based awards classified as liabilities	—	(0.3)	—	(0.4)
Adjusted income attributable to Deluxe available to common shareholders	$40.8	$43.0	$75.7	$88.5

Weighted-average dilutive shares	43.7	43.3	43.7	43.3

GAAP Diluted EPS	$0.37	$0.50	$0.44	$0.72
Adjustments, net of tax	0.56	0.49	1.29	1.33
Adjusted Diluted EPS	$0.93	$0.99	$1.73	$2.05

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

Management views the measures of comparable adjusted revenue and comparable adjusted EBITDA, which exclude the impact of business exits, as important indicators when assessing and evaluating the performance of the business and when identifying strategies to improve performance. By excluding the impact of business exits, management is able to evaluate internally-generated revenue and adjusted EBITDA, measured by comparable results on a year-over-year basis. These measures are utilized by management to compare operational performance across fiscal periods when an acquisition or business exit occurs.

COMPARABLE ADJUSTED REVENUE

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Company:
Total revenue	$571.7	$563.0	$1,117.1	$1,119.0
Business exits	—	(5.6)	—	(19.0)
Comparable adjusted revenue	$571.7	$557.4	$1,117.1	$1,100.0

Payments:
Total revenue	$174.4	$171.2	$346.4	$337.4

Data Solutions:
Total revenue	$72.1	$68.6	$130.7	$138.1
Business exits	—	(2.1)	—	(8.2)
Comparable adjusted revenue	$72.1	$66.5	$130.7	$129.9

Promotional Solutions:
Total revenue	$138.8	$139.3	$274.9	$272.5
Business exits	—	(3.5)	—	(10.8)
Comparable adjusted revenue	$138.8	$135.8	$274.9	$261.7

Checks:
Total revenue	$186.4	$183.9	$365.1	$371.0

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

	Quarter Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total Company:
Adjusted EBITDA	$108.4	$101.7	$208.8	$201.3
Business exits	—	(0.6)	—	(1.9)
Comparable adjusted EBITDA	$108.4	$101.1	$208.8	$199.4
Comparable adjusted EBITDA margin	19.0%	18.1%	18.7%	18.1%

Payments:
Adjusted EBITDA	$36.3	$35.0	$72.9	$71.4

Data Solutions:
Adjusted EBITDA	$17.8	$17.5	$33.0	$34.8
Business exits	—	(0.3)	—	(1.4)
Comparable adjusted EBITDA	$17.8	$17.2	$33.0	$33.4
Comparable adjusted EBITDA margin	24.7%	25.9%	25.2%	25.7%

Promotional Solutions:
Adjusted EBITDA	$21.2	$14.6	$40.0	$31.5
Business exits	—	(0.3)	—	(0.5)
Comparable adjusted EBITDA	$21.2	$14.3	$40.0	$31.0
Comparable adjusted EBITDA margin	15.3%	10.5%	14.6%	11.8%

Checks:
Adjusted EBITDA	$83.6	$82.5	$160.1	$165.4

Corporate:
Adjusted EBITDA	($50.5)	($47.9)	($97.2)	($101.8)

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(Unaudited)

COMPARABLE ADJUSTED REVENUE AND COMPARABLE
ADJUSTED EBITDA OUTLOOK

(in billions)	2023 Outlook	2022 Actual
Total revenue	$2.180 - $2.220	$2.238
Business exits	—	($0.052)
Comparable adjusted revenue	$2.180 - $2.220	$2.186
Comparable adjusted revenue growth %	0% - 2%

(in millions)
Adjusted EBITDA	$400 - $415	$418
Business exits	—	(14)
Comparable adjusted EBITDA	$400 - $415	$404
Comparable adjusted EBITDA growth %	(1%) - 3%

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

(in millions)	June 30, 2023	December 31, 2022
Total debt	$1,667.2	$1,644.2
Cash and cash equivalents	(39.1)	(40.4)
Net debt	$1,628.1	$1,603.8

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$54.1	$37.9	$47.3	$72.2
Purchases of capital assets	(30.4)	(24.4)	(55.9)	(45.3)
Free cash flow	$23.7	$13.5	($8.6)	$26.9

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